                                                                  EXHIBIT (a)(1)

                           CERTIFICATE OF DESIGNATION
                                       OF
                        GREAT HALL INVESTMENT FUNDS, INC.

         The undersigned duly elected Secretary of Great Hall Investment Funds, Inc., a Minnesota corporation (the "Company"), hereby certifies that the following is a true, complete and correct copy of resolutions duly adopted by the Board of Directors of the Company on May 16, 2001.

                 DESIGNATION OF SERIES A, CLASS 2 COMMON SHARES,
                       SERIES B, CLASS 2 COMMON SHARES AND
                         SERIES C, CLASS 2 COMMON SHARES

         WHEREAS, the shareholders of the Company have authorized 10 trillion shares of common stock, $.01 par value per share (collectively, the "Shares"), of which 100 billion shares have been designated as Series A Common Shares, 100 billion shares have been designated as Series B Common Shares and 100 billion shares have been designated as Series C Common Shares, as set forth in the Articles of Incorporation of the Company (as heretofore amended, the "Articles of Incorporation") (such designated series of shares being referred to in the Articles of Incorporation and herein individually as a "Series" and collectively as the "Series"); and

         WHEREAS, Section 5(b) of the Articles of Incorporation provides as follows:

                  "The Shares of each Series may be classified by the Board of Directors in one or more classes (individually, a "Class" and, collectively, together with any other class or classes within any Series, the "Classes") with such relative rights and preferences as shall be stated or expressed in a resolution or resolutions providing for the issue of any such Class or Classes as may be adopted from time to time by the Board of Directors and Minnesota Statutes, Section 302A.401, Subd. 3, or any successor provision. * * * "

         NOW, THEREFORE, BE IT RESOLVED, that, subject to the filing of a Certificate of Designation relating thereto with the Minnesota Secretary of State, of the authorized 100 billion Series A Common Shares that are unissued as of the date hereof, 20 billion of said Series A Common Shares be, and they hereby are, designated as Series A, Class 2 Common Shares, with the remaining 80 billion Series A Common Shares (including, but not limited to, all currently issued and outstanding Series A Common Shares) to remain undesignated as to Class pending further action by the Board of Directors to further classify any of said authorized but unissued Series A Common Shares that are then undesignated as to Class; and

         BE IT FURTHER RESOLVED, that, subject to the filing of a Certificate of Designation relating thereto with the Minnesota Secretary of State, of the authorized 100 billion Series B Common Shares that are unissued as of the date hereof, 20 billion of said Series B Common Shares be, and they hereby are, designated as Series B, Class 2 Common Shares, with the remaining 80 billion Series B Common Shares (including, but not limited to, all currently issued and outstanding Series B Common Shares) to remain undesignated as to Class pending further action by the Board of Directors to further classify any of said authorized but unissued Series B Common Shares that are then undesignated as to Class; and

         BE IT FURTHER RESOLVED, that, subject to the filing of a Certificate of Designation relating thereto with the Minnesota Secretary of State, of the authorized 100 billion Series C Common Shares that are unissued as of the date hereof, 20 billion of said Series C Common Shares be, and they hereby are, designated as Series C, Class 2 Common Shares, with the remaining 80 billion Series C Common Shares (including, but not limited to, all currently issued and outstanding Series C Common Shares) to remain undesignated as to Class pending further action by the Board of Directors to further classify any of said authorized but unissued Series C Common Shares that are then undesignated as to Class; and

         BE IT FURTHER RESOLVED, that Articles 5, 6 and 7 of the Articles of Incorporation setting forth the relative rights and preferences of and among each Series and Class of Shares, be, and said Articles hereby are, adopted as the relative rights and preferences of and among the Series A, Class 2 Common Shares and the Series A Common Shares currently undesignated as to Class, the Series B, Class 2 Common Shares and the Series B Common Shares currently undesignated as to Class, and the Series C, Class 2 Common Shares and the Series C Common Shares currently undesignated as to Class; and

         BE IT FURTHER RESOLVED, that the relative rights and preferences of and among the Series A, Class 2 Common Shares and the Series A Common Shares currently undesignated as to Class, the Series B, Class 2 Common Shares and the Series B Common Shares currently undesignated as to Class, and the Series C, Class 2 Common Shares and the Series C Common Shares currently undesignated as to Class shall be further described and set forth in the registration statement (including the exhibits thereto) pursuant to which such Shares are publicly offered pursuant to the Securities Act of 1933, as amended (the "1933 Act"), as such registration statement (and the exhibits thereto) may from time to time be revised, amended or supplemented in accordance with the 1933 Act, the Investment Company Act of 1940, as amended (the "1940 Act"), the rules and regulations under the 1933 Act and the 1940 Act, and other applicable law; and

         BE IT FURTHER RESOLVED, that the Board of Directors from time to time may select names for any Series or Class of Shares of the Company (including, but not limited to, the Classes of Shares designated in the foregoing resolutions), without the authorization or approval of the holders of Shares of any Series or Class of Shares of the Company; and

         BE IT FURTHER RESOLVED, that there is hereby authorized the issuance of said Series A, Class 2 Common Shares and the Series A Common Shares currently undesignated as to Class, the Series B, Class 2 Common Shares and the Series B Common Shares currently undesignated as to Class, and the Series C, Class 2 Common Shares and the Series C Common Shares currently undesignated as to Class, provided that such Shares shall be issued at prices no less than their respective net asset values per share; and

         BE IT FURTHER RESOLVED, that, upon the receipt of the issuance price for the Shares authorized to be issued hereinabove, either in connection with their original issue or their issue following their redemption (and after filing with the Secretary of State of the State of Minnesota, pursuant to Section 302A.401, Subd. 3(b) of the Minnesota Statutes, the aforementioned Certificate of Designation setting forth the name of the Company and the text of the relevant portions of these resolutions and certifying the adoption of such portions of these resolutions and the date of adoption), the officers of the Company are hereby authorized and directed to confirm purchases by investors and credit such purchases to their accounts of the Shares authorized to be issued hereinabove, and such Shares are hereby declared to be validly and legally issued, fully paid and nonassessable; and

         BE IT FURTHER RESOLVED, that the officers of the Company be, and they hereby are, authorized and directed to file with the office of the Secretary of State of the State of Minnesota, a Certificate of Designation setting forth the foregoing resolutions, as required by Section 302A.401, Subd. 3(b), of the Minnesota Statutes.

         IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on behalf of Great Hall Investment Funds, Inc. this 16th day of May, 2001.



                                   /s/ Matthew L. Thompson
                                 --------------------------------------------
                                 Matthew L. Thompson, Secretary


                                      -3-